Exhibit (c)(2)

Cool Company Discussion Materials for the Special Committee of the Board of Directors August 14, 2024

Confidential These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Company to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Company and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Company. These materials were compiled on a confidential basis for use of the Company in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein. Note: Institutional Investor (“II”) data is provided for informational purposes only and is not intended to imply or reflect, and should not be viewed as implying or reflecting, the views of any Firm analyst or group of Firm analysts with respect to any particular security or industry sector. This year’s II-America Survey covered 50+ sectors, and rankings reported herein (i.e. “weighted” rankings) are based on weightings of the firm’s individual analysts’ rankings added together (#1 = 4pts, #2 = 3pts, #3= 2pts, R/U = 1pt). The Firm’s Equity Research Department is independent of its Investment Banking Department, and the terms of applicable FINRA rules preclude Evercore investment banking personnel from committing to research coverage. All research coverage decisions are made by Equity Research Management and the appropriate research analyst, although, as a general matter, and subject to Equity Research Management approval, it is our general practice to provide equity research coverage where the Firm serves as a Bookrunner of an equity or equity-linked offering.

Confidential

Summary of EPS Venture's Proposal

Key Terms

- EPS Ventures Ltd ("EPSV") to acquire all of the outstanding Common Shares of Cool Company Ltd. ("CoolCo" the "Company") not already owned by EPSV and to delist the Company upon completion
  - EPSV currently owns ~59.2% of common shares outstanding
  - Transaction structure envisioned as a reverse triangular merger, with the Company surviving as a wholly-owned subsidiary of EPSV
- $8.35 cash consideration per acquired Common Share to be fully funded by EPSV cash on hand (no financing contingency)
  - All share options and RSUs assumed to vest and be cashed out, or otherwise cancelled if out of the money
- Transaction subject to simple majority shareholder vote (i.e., no majority of the minority provision) and regulatory approval
- EPSV is only interested in acquiring the outstanding Common Shares it does not already own and is not interested in selling its Common Shares to another party

Offer Price Analysis


% premium
17%
18%
24%
36%
(33%)
85%
Offer Price
$7.15
$7.08
$6.75
$6.16
$12.41
$4.51
Closing Price (8/11/25)
30-day VWAP
60-day VWAP
90-day VWAP
52-Week High
52-Week Low

Implied Transaction Multiples


0.58x
8.1x
9.1x
Price / NAV (Analyst Consensus)[1]
TEV / 2025E EBITDA
TEV / 2026E EBITDA

Source: Company materials, FactSet (8/12/25), Wall Street Research

1. Consensus NAV represents average of DNB Markets (4/14/25) estimate of $16.68/sh and ABG Sundal (7/14/25) estimate of $12.04/sh

EVERCORE
1
COOLCO

Confidential LNG Shipping Market Overview Rates troughed with vessel oversupply due to liquefaction delays, and owners have responded to lower rates by idling vessels and accelerating scrappings Spot Rates ($/day) 1yr Timecharter Rates ($/day) $500,000 $300,000 $400,000 $200,000 $300,000 $200,000 $100,000 $100,000 $Aug-22 $46,000 $33,500 $24,000 Mar-23 Oct-23 174k cbm Spot Rate May-24 Dec-24 $Aug-22 Aug-25 160k cbm Spot Rate $28,000 Mar-23 Oct-23 174k cbm 1y TC Rates 3yr Timecharter Rates ($/day) May-24 Dec-24 Aug-25 160k cbm 1y TC Rates Idle Fleet (%) As vessels warm up, they become more expensive to reactivate, leading to 3,001 cumulative cbm demolition over the last 3 years $200,000 20.0% $150,000 15.4% $100,000 10.0% $58,000 $50,000 6.5% $31,000 $Aug-22 Mar-23 Oct-23 174k cbm 3y TC Rate May-24 Dec-24 0.0% Aug-22 Aug-25 Mar-23 Oct-23 Steam 160k cbm 3y TC Rate Source: Clarksons 2 May-24 DFDE Jan-25 Aug-25

Confidential LNG Shipping Market Overview (Cont’d) ($ in millions) Newbuilding Prices of 174k cbm Vessels Have Been Relatively Durable $270 $260 $250 $250 $240 $230 Aug-22 Mar-23 Oct-23 May-24 Dec-24 Aug-25 Less Modern TFDE and Steam Tonnage has Generally Declined More Measurably TFDE Vessel Secondhand Prices Steam Vessel Secondhand Prices $175 $70 $150 $50 $135 $36 $125 Aug-22 Mar-23 Oct-23 May-24 Dec-24 $30 Aug-22 Aug-25 160k cbm 10yr Mar-23 Oct-23 May-24 145k cbm 15yr Source: Clarksons 3 Dec-24 Aug-25

Confidential Cool Company Share Price Evolution May 2024: Enters into 14-year Charter with Gail, India’s leading natural gas company $16.00 Price / Share 52-Week High $12.41 52-Week Low 4.51 $13.00 February 2025: Q4 earnings beat consensus revenue and EPS; however, management highlights deteriorating LNG charter environment $10.00 $7.00 $4.00 Aug-23 $7.23 November 2024: Cuts quarterly DPS from $0.41 to $0.15 Feb-24 Aug-24 Source: Company filings, FactSet (8/12/25) 4 Feb-25 Aug-25

Confidential Cool Company and LNGC Peer Share Price Performances Share Price Performance Since CoolCo IPO Since IPO LTM YTD 1 Month Share Price Performance Since CoolCo IPO CoolCo Flex LNG Capital Clean Energy Carriers Dynagas 100.0% (27.7%) 20.2% 33.1% 21.7% (38.0%) (3.0%) 33.9% (3.2%) (7.1%) 10.2% 17.1% (34.0%) 1.8% 10.2% (11.3%) (0.3%) 60.0% 33.1% 21.7% 20.2% 20.0% 0.0% (20.0%) (27.7%) (60.0%) Feb-22 Source: FactSet (8/12/25) Sep-22 Apr-23 CoolCo Nov-23 Flex LNG Jun-24 Capital Clean Energy Carriers 5 Jan-25 Dynagas Aug-25

Confidential Equity Research Analyst Perspectives on CoolCo Rating and Price Targets Analyst Ratings and Price Targets Broker Date Rating Artic Securities 8/6/25 Hold Webber Research 7/30/25 Buy DNB Carnegie 7/29/25 Buy ABG Sundal Collier 7/14/25 Hold Clarksons Securities AS 5/28/25 Buy B Riley Securities 5/27/25 Buy Fearnley Securities 5/27/25 Hold Pareto Securities 5/21/25 Hold Max Min Median Current (8/12/25) Upside / (Downside) LTM Evolution of Analyst Ratings 100% Price Target $7.55 12.00 11.26 5.92 7.86 11.50 6.89 5.85 $12.00 5.85 22% 11% 11% $16.00 22% 22% 22% 22% 22% 22% 25% 75% 11% 50% 78% 13% 13% 50% 22% 22% 25% $8.00 89% 89% 78% 78% 78% 67% 25% 56% 56% 50% 50% 50% 50% 0% $4.00 $- Aug-24 $7.71 $7.27 6.0% $12.00 38% 38% % Buy Consensus EBITDA Estimates Nov-24 % Hold Feb-25 % Sell May-25 Target Price Aug-25 Share Price Consensus EPS Estimates $280 $2.00 $255 $1.50 '24A: $1.83 $1.00 $230 j '24A: $223 $0.69 $0.50 $213 $205 $0.50 $189 $180 8/12/24 11/12/24 2024A 2/12/25 2025E 5/12/25 $0.00 8/12/24 8/12/25 11/12/24 2024A 2026E Source: FactSet and Bloomberg (8/12/25), Wall Street Research 6 2/12/25 2025E 5/12/25 2026E 8/12/25

Confidential Peer Trading Overview TEV / EBITDA 10.5x 9.2x 10.3x 9.8x 8.7x 7.8x 2025E EV / EBITDA 2026E EV / EBITDA Price / NAV 0.90x 0.50x Source: Company filings, FactSet (8/12/25), Wall Street Research 7 0.96x

Confidential Process and Next Steps ◼ Kick-off Due Diligence Prepare and send updated due diligence request list ◼ Commence Detailed Valuation Analysis Review latest projection from management Evercore to present preliminary valuation perspectives to the Conflicts Committee ◼ Response Strategy Align on procedures for negotiations and other interactions with EPSV Discuss appropriate points of contact Respond to EPSV after review of preliminary valuation analysis ● Key items to address include EPSV’s offer price, its interest solely as a buyer but not as a seller and its position on majority of the minority approval 8